EXHIBIT 32

SECTION 1350 CERTIFICATIONS

The undersigned hereby certify that the annual report on Form 10-K/A of Insight Communications Company, Inc. (the “Registrant”) for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ MICHAEL S. WILLNER
Michael S. Willner
Vice Chairman and Chief Executive Officer
August 15, 2007
/s/ JOHN ABBOT
John Abbot
Executive Vice President and Chief Financial Officer
August 15, 2007